EXHIBIT 10.49

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 21st day of December by and between IMS Health Incorporated, a Delaware corporation (“Seller”), and The TriZetto Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, Seller owns, beneficially and of record, 12,142,857 shares (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company; and

WHEREAS, Seller desires to sell and the Company desires to purchase all of the Shares for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES; CLOSING

1.01 Sale and Purchase.

(a) Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to the Company, and the Company agrees to purchase from Seller, the Shares for the consideration specified below.

(b) The purchase price for the Shares to be paid by the Company to Seller shall be $81,964,284.00 (the “Purchase Price”).

1.02 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Seller, 1499 Post Road, Fairfield, Connecticut, concurrently with the execution and delivery hereof, or at such other location or at such other time and date as the parties hereto may mutually agree. At the Closing, the following items shall be delivered by the parties:

(a) Seller shall deliver to the Company certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form reasonably acceptable for transfer on the books of the Company;

(b) The Company shall deliver to Seller the Purchase Price in the form of (i) an amount in cash equal to $ 44,550,000.00 by wire transfer of immediately available funds to the account designated by Seller and (ii) a promissory note payable to Seller in the principal amount of $37,414,284.00, which promissory note shall be payable in full on January 21, 2005 (the “January Note”), substantially the form attached hereto as Exhibit A; and

(c) Seller and the Company shall deliver, each to the other, a cross receipt evidencing delivery of the Shares and the Purchase Price therefor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01 Of Seller. Seller hereby represents and warrants to the Company that:

(a) Incorporation and Corporate Power; Execution, Delivery; Valid and Binding Agreement. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby have been duly and validly authorized by Seller, and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery or performance by Seller of this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The Shares. Subject to the provisions of the Stockholder Agreement, dated as of October 2, 2000, by and between the Company and Seller (the “Stockholder Agreement”), Seller is the beneficial and record owner of the Shares, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in this Agreement and the Stockholder Agreement, there are no agreements or other rights or arrangements existing that provide for the sale, purchase, exchange or other transfer by Seller of all or any portion of the Shares.

(c) No Conflicts. Seller’s execution and delivery of this Agreement and the performance by Seller of its obligations hereunder will not conflict with or violate any other agreement or understanding, written or oral, to which Seller is a party or to which any of the Shares are subject or bound.

(d) Access to Information; Informed Decision. Seller has been provided access to and the opportunity to review all material financial and business records of the Company, and to ask such questions of the officers of the Company, as necessary to make a deliberate and informed decision as to whether to sell the Shares to the Company on the terms provided in this Agreement.

(e) Brokerage. No broker, finder, investment banker or other third party is entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

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2.02 Of the Company. The Company hereby represents and warrants to Seller that:

(a) Incorporation and Corporate Power; Execution, Delivery; Valid and Binding Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the January Note (collectively, the “Company Closing Documents”). The execution, delivery and performance of the Company Closing Documents by the Company and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Company, and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery or performance by the Company of the Company Closing Documents. The Company Closing Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflicts. The Company’s execution and delivery of the Company Closing Documents and the performance by the Company of its obligations thereunder will not conflict with or violate any other agreement or understanding, written or oral, to which the Company is a party or to which any of its assets are subject or bound.

(c) Brokerage. No broker, finder, investment banker or other third party is entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

ARTICLE III

MISCELLANEOUS

3.01 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed to be given if delivered personally, via facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or such other address for a party as shall be specified by like notices):

Notices to the Company:	The TriZetto Group, Inc.
567 San Nicholas Drive, Suite 367
Newport Beach, CA 92660
Facsimile No.: (949) 219-2198
Attention: General Counsel

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With a copy to:

K.C. Schaaf
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6422
Facsimile No.: (949) 725-4100

Notices to Seller:	IMS Health Incorporated
1499 Post Road
Fairfield, CT 06824
Facsimile No.: (203) 319-4552
Attention: General Counsel

With a copy to:

Keith A. Pagnani
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile No.: (212) 558-3588

All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

3.02 Entire Agreement. This Agreement, together with the documents referred to in this Agreement, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter herein.

3.03 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

3.04 Parties in Interest. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any legal or equitable rights, remedies or claims under or with respect to this Agreement or any provision of this Agreement.

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3.05 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

3.06 Counterparts. This Agreement may be executed via facsimile in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

3.07 Amendment. This Agreement may be modified only by written agreement signed by each of the parties hereto.

3.08 Governing Law and Venue; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transaction contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue therefore may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.01 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof. The parties hereby irrevocably waive the right to trial by jury with respect to any claims under this agreement or any document referred to in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IMS HEALTH INCORPORATED

By	/s/ Robert H. Steinfeld
Name:	Robert H. Steinfeld
Title:	Senior Vice President, General Counsel and Corporate Secretary

THE TRIZETTO GROUP, INC.

By	/s/ James C. Malone
Name:	James C. Malone
Title:	Chief Financial Officer

EXHIBIT A

SUBORDINATED PROMISSORY NOTE

$37,414,284.00	Dated: December , 2004

FOR VALUE RECEIVED, The TriZetto Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of IMS HEALTH INCORPORATED, a Delaware corporation (“Payee”), the principal amount of THIRTY SEVEN MILLION FOUR HUNDRED FOURTEEN THOUSAND TWO HUNDRED EIGHTY FOUR DOLLARS (the “Principal Amount”), plus interest as set forth below from the date of this Note on the unpaid balance. All principal and interest is to be paid without setoff or counterclaim as set forth below. The Company further agrees as follows:

(1)	Interest and Maturity. The Note will bear simple interest at an annual rate equal to 5.75% from the date of this Note until this Note is paid in full; provided, however, that if this Note is not paid in full by the Maturity Date (as defined below), the unpaid interest will automatically be added to the Principal Amount and this Note will then bear interest at an annual rate equal to 12.00%, compounded monthly on the 21st day of each calendar month, from and including the Maturity Date to but excluding the date on which all outstanding amounts owing under this Note are paid in full. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed. Accrued interest shall be payable in cash at the time the Company pays the principal amount of this Note. All outstanding amounts owing under this Note, including unpaid interest and principal, are due and payable on January 21, 2005 (the “Maturity Date”).

(2)	Manner of Payment. All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated in writing by Payee.

(3)	Prepayment. This Note may be pre-paid by the Company at any time without penalty.

(4)	Acceleration. This Note shall automatically become immediately due and payable if (a) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, or other relief under State or Federal bankruptcy laws; (b) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement; (c) the Company is unable to, or admits in writing its inability to, pay its debts when they become due; (d) the Company makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets or has a receiver, custodian or trustee appointed for all or a substantial portion of its assets; or (e) the Company takes any action effectuating, approving or consenting to any of the foregoing.

(5)	Subordination

(a) Subordination and Standby.

(i) Indebtedness. Unless and until all Senior Indebtedness has been paid in full, Payee agrees that it shall not accept or receive, by payment, setoff, or in any other manner, from the Company the whole or any part of any sums which may now or hereafter be owing to Payee on account of the Subordinated Indebtedness; provided, however, that so long as no default in the payment when due of any amounts owing under the Senior Loan Documents, and no other default which is the subject of a Payment Blockage Notice (as defined below), has occurred and is continuing under the Senior Loan Documents, the Company may make payments to Payee under the Subordinated Indebtedness upon maturity of this Note or, at the option of the Company, at such earlier time as the Company elects to pre-pay all or any portion of this Note. Payee agrees that the Subordinated Indebtedness is and shall be expressly Subordinate and Junior in Right of Payment.

(ii) Liens. Payee agrees that it shall not obtain from the Company any Liens against any of the Collateral for any purpose including to secure the Subordinated Indebtedness. In the event that Payee obtains any such Liens in violation of the provisions of this Note, any and all of such Liens shall in each case be subordinate to the Liens in the Collateral held by Senior Lenders to secure the Senior Indebtedness. Unless and until all of the Senior Indebtedness has been paid in full:

(A) Payee shall not, directly or indirectly, commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative, or otherwise (including, without limitation, any bankruptcy case against the Company or any of the Company’s assets), provided that, Payee may file a proof of claim in an Insolvency Proceeding involving the Company, which proof of claim shall indicate Payee’s subordination hereunder;

(B) Payee shall not demand or accept any payment on the Subordinated Indebtedness, except to the extent expressly permitted under the terms of Section 5(a)(i) hereof; and

(C) Payee shall have no right either to (a) obtain a Lien on or possess any assets of the Company, or (b) enforce any Liens in, foreclose, levy, or execute upon, or collect or attach any of any of the Company’s assets, whether by judicial action or otherwise.

(iii) Payment Blockage; Release of Payment Blockage. If a default has occurred and is continuing under the Senior Loan Documents, the Senior Lenders (or a representative thereof) shall have the right to deliver to the Company and Payee a notice of such default demanding that payments be suspended on the Subordinated Indebtedness (a “Payment Blockage Notice”). Once a Payment Blockage Notice has been so delivered, payments on the Subordinated Indebtedness shall be suspended as contemplated by Section 5(a)(i) for so long as such default continues; provided, however, that if such default continues for a period of more than 180 days without the Senior Lenders accelerating demand for payment of the Senior Indebtedness in accordance with its terms, then, until the Senior Lenders demand payment of the Senior Indebtedness, the Company shall, notwithstanding the terms of Section 5(a)(i), be permitted to make payments under the Subordinated Indebtedness in accordance with the terms of this Note and Payee shall have the right to institute proceedings to enforce payment of this Note and to levy on assets to enforce payment of this Note.

(b) Insolvency Proceeding.

(i) The subordination provisions set forth herein shall continue in full force and effect upon the commencement of a Bankruptcy Case as contemplated under Section 510(a) of the Bankruptcy Code (all references herein to the Company being deemed to apply to the Company as a debtor-in-possession and to a trustee for the Company’s estate in a Bankruptcy Case), and irrespective of the terms of any plan of reorganization adopted therein, to and shall apply with full force and effect with respect to all Indebtedness incurred by the Company, subsequent to such commencement.

(ii) The subordination arrangements set forth here shall continue in full force and effect notwithstanding the occurrence of any Bankruptcy Case, and in furtherance thereof the Liens granted by the Borrower to Senior Lenders shall be reinstated to the extent any Senior Lender is required to turn over, redeem, refund, pay, or otherwise transfer to the bankruptcy estate of the Company any amount received on account of the Senior Indebtedness (or as a result thereof any portion of the Liens granted by the Payee to Senior Lenders that is released), and the Senior Indebtedness so reinstated shall have the same benefits hereunder as if the Senior Indebtedness had never been paid.

(c) Modifications of Indebtedness.

(i) Senior Indebtedness Modifications. Nothing contained in this Note shall preclude the Senior Lenders from discontinuing the extension of credit to the Company (whether under the Senior Loan Agreement or otherwise) or from taking (without notice to Payee) any other action in respect of the Senior Indebtedness or the Collateral which the Senior Lender is otherwise entitled to take with respect to the Senior Indebtedness or the Collateral. The Senior Lender shall have the right, without notice to or consent from Payee, to amend, supplement, or modify the Senior Indebtedness, in any manner whatsoever. Payee waives notice of any such action, amendment, supplement, or modification, and agrees that no such action, amendment, supplement, or modification shall affect, release, or impair the provisions of this Note.

(ii) Subordinated Indebtedness Modifications. Payee understands and agrees that none of the Subordinated Indebtedness, or any of the documents, instruments, and agreements evidencing such Indebtedness, including, without limitation, this Note, be modified or amended without the prior written consent of Senior Lenders.

(d) Payments Received by Payee. Except to the extent expressly permitted by Sections 5(a)(i) or 5(a)(iii), if any payment, distribution, Collateral, or proceeds thereof is received by Payee from the Company with respect to the Subordinated Indebtedness prior to the payment in full of all of the Senior Indebtedness, Payee shall receive and hold the same in trust as trustee for the benefit of the Senior Lenders and shall forthwith deliver such payment, distribution, or proceeds to Senior Lender in precisely the form received (except for the endorsement or assignment by Payee where necessary), for application on any of the Senior Indebtedness, due or not due, in which case that amount shall be deemed an amount paid on the Senior Indebtedness rather than this Note and Payee shall, after payment in full of the Senior Indebtedness, be subrogated to the rights of the Senior Lenders with respect to that amount. In the event of the failure of Payee to make any such endorsement or assignment to Senior Lender, Senior Lender and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.

(6)	Waivers; Governing Law. (a) The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder and any waiver of any right hereunder by Payee shall be in writing, duly signed by Payee, shall only apply with respect to the specific instance involved and shall not impair any other rights of Payee or the obligations of the Company in any other respect or at any other time. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Company and Payee shall operate as a waiver of any rights by Payee. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

(b) Payee shall not (i) contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any action whatsoever which might prevent, delay, or impede any exercise of rights or remedies by Senior Lenders under any Senior Loan Document or applicable law in respect of the Collateral, including without limitation, any action of foreclosure, or (ii) contest the validity or enforceability of the Senior Indebtedness or the validity, perfection, priority, or enforceability of the Liens granted by any the Company to Senior Lenders (it being understood and agreed that the terms of this Note shall govern even if part or all of the Senior Indebtedness or the Liens granted by the Company in favor of Senior Lenders are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise). Payee waives any and all rights it may have to require Senior Lender to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order. Subordinated Creditor hereby waives and postpones any right it may have to be subrogated to the rights of Senior Lender unless and until all Senior Indebtedness has been paid in full.

(7)	Notices. All notices and other communications pursuant to this Note shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed to be given if delivered personally, via facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or such other address for a party as shall be specified by like notices):

Notices to the Company:	The TriZetto Group, Inc.
567 San Nicholas Drive, Suite 367
Newport Beach, CA 92660
Facsimile No.: (949) 219-2198
Attention: General Counsel

With a copy to:
K.C. Schaaf
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6422
Facsimile No.: (949) 725-4100

Notices to Payee:	IMS Health Incorporated
1499 Post Road
Fairfield, CT 06824
Facsimile No.: (203) 319-4552
Attention: General Counsel

With a copy to:

Keith A. Pagnani
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile No.: (212) 558-3588

All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

(8)	Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions in this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(9)	Assignment of Note. The Company shall not be permitted to assign or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of Payee.

(10)	Successors and Assigns. Subject to the restrictions contained in Section 8 above, the rights and obligations of the Company and Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(11)	Amendments. This Note may be modified only by written agreement signed by the party against whom enforcement of any waiver, change or discharge is sought and subject to Section 12 below.

(12)	Third Party Beneficiary. The Senior Lenders are intended third party beneficiaries of the agreements set forth in Section 5 of this Note. Payee understands and agrees that none of the Subordinated Indebtedness or any other document, instrument or agreement evidencing all or any part of the Subordinated Indebtedness may be modified or amended without the prior written consent of Senior Lender.

(13)	Entire Agreement. This Note constitutes the final written expression of all of the terms of the agreement between the parties hereto regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings and representations between the parties.

(14)	Definitions. As used in this Note, the following terms shall have the following meanings:

“Bankruptcy Case” means any proceeding commenced by or against the Company, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, the appointment of a receiver, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, liquidation, dissolution, or the winding up of the Company, or other similar relief, and all converted or succeeding cases in respect thereof

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

“Collateral” means all assets and property of Company of any kind or nature, whether real or personal, tangible or intangible, now existing or hereafter created or acquired, wherever located, and any proceeds thereof, at any time subject to a Lien in favor of Senior Lender under any of the Senior Loan Documents.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under capital leases, (d) all obligations or liabilities of others secured by a Lien on any asset of the Company, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under hedge agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other party that constitutes Indebtedness under any of clauses (a) through (f) above.

“Insolvency Proceeding” means any proceeding commenced by or against any person under any provision of the Federal Bankruptcy Code, or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any party other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, notice of Lien, levy or assessment, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Senior Lender” means Wells Fargo Foothill, Inc. and “Senior Lenders” means Wells Fargo Foothill, Inc. and each of the other lenders that are parties to the Senior Loan Agreement.

“Senior Indebtedness” means all obligations (whether now outstanding or hereafter incurred, contingent or non-contingent, liquidated or unliquidated, or primary or secondary) of the Company in respect of (a) principal under the Senior Loan Agreement or any other Senior Loan Document (or any refinancing agreement entered into with respect thereto), (b) interest and premium, if any, in respect of the Indebtedness referred to in clause (a) above, (c) all fees payable pursuant to any Senior Loan Document (or a refinancing agreement entered into with respect thereto), (d) all other obligations (including costs, expenses, or otherwise) of the Company to the Senior Lenders under or arising pursuant to any Senior Loan Document (or to any third party under provisions of a refinancing agreement entered into with respect thereto), including all costs and expenses incurred by the Senior Lenders in connection with its (or their) enforcement of any rights or remedies under the Senior Loan Documents, including, by way of example, attorneys fees, court costs, appraisal and consulting fees, auctioneer fees, rent, storage, insurance premiums, and like items, and irrespective of whether allowable as a claim against the Company in any Insolvency Proceeding, and (e) post-petition interest on the Indebtedness referred to in clauses (a) through (d) above, at the rate provided for in the instrument or agreements evidencing such Indebtedness, accruing subsequent to the commencement of an Insolvency Proceeding (whether or not such interest is allowed as a claim in such Insolvency Proceeding).

“Senior Loan Agreement” means that certain Credit Agreement entered into among the Company, the lenders identified therein, and Senior Lender, as the arranger and administrative agent for the lenders therein, dated December , 2004.2004, as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“Senior Loan Documents” means the Senior Loan Agreement and any note or notes executed by the Company in connection with the Senior Loan Agreement and payable to any lenders under the Senior Loan Agreement, and any other agreement entered into, now or in the future, by the Company and any Senior Lenders in connection with the Senior Loan Agreement, as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

“Subordinate and Junior in Right of Payment” means that (a) no part of the Subordinated Indebtedness shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Indebtedness, and (b) unless and until the Senior Indebtedness has been paid in full, except to the extent expressly permitted pursuant to Sections 5(a)(i) and 5(a)(iii)of this Note, Payee shall not take, demand, or receive from the Company, and the Company shall not make, give, or permit, directly or indirectly, by set-off, redemption, purchase, or in any other manner, any payment on account of the Subordinated Indebtedness.

“Subordinated Indebtedness” shall mean, collectively, all Indebtedness and other obligations of the Company to Payee under this Note or under any other document, instrument, or agreement relating to Indebtedness under this Note, whether the sums represent principal, interest, dividends, costs, attorneys fees, charges, or other obligations relating to Indebtedness under this Note due or not due, whether incurred directly or indirectly and whether absolute or contingent, including, without limitation, any claim for breach of a representation or warranty or any right of rescission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first written above.

THE TRIZETTO GROUP, INC.

By	/s/ James C. Malone
Name:	James C. Malone
Title:	Chief Financial Officer

Accepted:

IMS HEALTH INCORPORATED

By	/s/ Robert H. Steinfeld
Name:	Robert H. Steinfeld
Title:	Senior Vice President, General Counsel and Corporate Secretary